Exhibit 99.1

RE:	MHI Hospitality Corporation
4801 Courthouse Street
Williamsburg, VA 23188
(757) 229-5648

TRADED: NASDAQ: MDH

FOR YOUR INFORMATION:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:

Bill Zaiser	Vicki Baker
Chief Financial Officer	General Information
(301) 220-5405	(703) 796-1798

FOR IMMEDIATE RELEASE

WEDNESDAY, FEBRUARY 25, 2009

MHI HOSPITALITY CORPORATION REPORTS FINANCIAL RESULTS

FOR FOURTH QUARTER AND YEAR 2008

Provides Portfolio and Dividend Update

Williamsburg, VA – February 25, 2009 – MHI Hospitality Corporation (NASDAQ: MDH) (“the Company”), a self-advised lodging real estate investment trust (REIT), today reported consolidated results for the fourth quarter and year ended December 31, 2008.

HIGHLIGHTS:

•	4.8 percent increase in consolidated total revenue over fourth quarter 2007
•	7.4 percent increase in consolidated room revenue over fourth quarter 2007
•	Funds from Operations (“FFO”) of approximately $0.04 per share for fourth quarter and $0.59 per share for full year
•	Total assets of approximately $211.2 million at year-end 2008 versus approximately $160.0 million at year-end 2007
•	Renovations substantially completed at Savannah, Hampton and Tampa hotels

Andrew M. Sims, President and CEO of MHI Hospitality Corporation, commented, “A deeply troubled economy had a direct impact on consumer travel and spending in 2008 which, in turn, affected the hospitality industry. In the fourth quarter, our hotel operating results were directly affected by the continued acceleration of negative economic conditions. Throughout this time, we focused on the fundamentals of our business: the

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value enhancement of our real estate platform. I am pleased to report that we have substantially completed major renovations and upbranding across the portfolio.”

Continued Sims, “With this extensive asset repositioning program now almost complete, we believe the Company is well positioned to benefit when market conditions improve. And with all travel segments increasingly focused on value, we are confident that our portfolio of convenient, full-service and modernized hotels should take increasing market share from our competitors.”

Operating Results

The Company reported consolidated total revenue of approximately $17.6 million for the three-month period ended December 31, 2008. This compares to consolidated total revenue of approximately $16.8 million for the three-month period ended December 31, 2007. For the fourth quarter, the Company also reported a consolidated net loss of approximately $0.9 million, or $0.13 per share, as compared to consolidated net income of approximately $7,000, or $0.00 per share, for the comparable 2007 period. Operating income for the quarter decreased to approximately $1.3 million, as compared to approximately $2.1 million for the fourth quarter 2007. For the fourth quarter 2008, FFO was approximately $0.5 million, or $0.04 per share, compared to approximately $1.7 million, or $0.16 per share, for the fourth quarter 2007. During the quarter, the Company reported an unrealized loss of approximately $0.8 million on the value of its interest rate swap. The interest rate swap is required by the Company’s lenders on its revolving credit facility.

For the year ended December 31, 2008, the Company reported consolidated total revenue of approximately $70.8 million and a consolidated net loss of approximately $0.6 million, or $0.09 per share. For the comparable period of 2007, consolidated total revenue was approximately $69.8 million and consolidated net income was approximately $2.5 million, or $0.36 per share. FFO for the full year was approximately $6.3 million, or $0.59 per share, as compared to approximately $9.3 million, or $0.87 per share, for the full year 2007, representing a 32.0 percent decrease in FFO over the prior year. FFO for both periods reflected non-cash charges of approximately $0.7 million in 2008 and approximately $0.8 million in 2007 related to the interest rate swap required by lenders on the Company’s revolving line of credit.

FFO is a non-GAAP financial measure within the meaning of the rules of the Securities and Exchange Commission. The Company defines FFO as net income excluding extraordinary items, depreciation and minority interest. Management believes FFO is a key measure of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company’s operating performance. A reconciliation of this non-GAAP financial measure is included in the accompanying financial tables.

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Portfolio Operating Performance

“Same-store” key operating statistics for six of the Company’s properties for the quarters ended December 31, 2008 and 2007 are presented in the following table. These statistics do not include the Sheraton Louisville Riverside, which opened in May 2008, the Crowne Plaza Hollywood Beach Resort, which was acquired through a joint venture in August 2007 and opened in September 2007, the Company’s property in Tampa, Florida, which was acquired in October 2007, has undergone extensive renovations and is scheduled to re-open in March 2009, or the Crowne Plaza Hampton Marina, which was acquired in April 2008.

	Quarter Ended Dec. 31, 2008	Quarter Ended Dec. 31, 2007	Variance
Occupancy %	62.3%	63.5%	-2.0%
Average Daily Rate (“ADR”)	$119.42	$118.28	1.0%
Revenue per Available Room (“RevPAR”)	$74.37	$75.14	-1.0%

For the quarter ended December 31, 2008, the same-store portfolio realized a 1.0 percent decrease in RevPAR versus the same period in 2007. The RevPAR decrease was the result of a 1.0 percent increase in ADR offset by a 2.0 percent decrease in occupancy. For the same three-month period, same-store revenue decreased to approximately $16.0 million versus approximately $16.6 million for the same period in 2007.

	Year-Ended Dec. 31, 2008	Year-Ended Dec. 31, 2007	Variance
Occupancy %	66. 6%	69.8%	-4.6%
Average Daily Rate (“ADR”)	$120.06	$118.86	1.0%
Revenue per Available Room (“RevPAR”)	$79.93	$82.97	-3.7%

For the year ended December 31, 2008, the same-store portfolio generated a 1.0 percent increase in ADR over the year ended December 31, 2007. For the year ended December 31, 2008, same-store revenue decreased 5.4 percent to approximately $65.3 million versus approximately $69.0 million in 2007.

Balance Sheet/Liquidity

At December 31, 2008, the Company had approximately $4.3 million of available cash and cash equivalents, approximately $2.6 million of which is reserved for capital improvements and certain other expenses. The Company has approximately $73.2 million outstanding on its $80.0 million revolving line of credit, which has been deployed to fund the acquisition and renovation of the Sheraton Louisville Riverside, as well as the Company’s equity contribution to its joint venture with The Carlyle Group for the purchase of the Crowne Plaza Hollywood Beach Resort and junior participation in the repurchase of a portion of the mortgage loan, as well as the Company’s acquisition of its Tampa, Florida and Hampton, Virginia properties and renovations at both these assets.

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Dividend

As previously announced, the Company declared a quarterly dividend of $0.01 per share of common stock payable to shareholders of record on the close of business Friday, March 20, 2009. The dividend will be paid on Monday, March 30, 2009.

The Company previously announced that in the interest of capital preservation within the current economic environment and upon the recommendation of senior management, the Company’s board of directors approved an amendment to the dividend policy. The Company subsequently entered into an amendment to its credit agreement which imposes additional restrictions on the timing of the payment and the amount of cash dividends but permits the Company to pay by the end of the Company’s fiscal year that amount of cash dividends necessary to maintain REIT status as long as no Default or Event of Default (as such terms are defined in the credit agreement) then exists under the credit agreement and as long as the Company does not borrow to pay cash dividends. Accordingly, the Company currently intends to maintain its annual dividend distribution level at 90 percent of taxable income, consistent with maintaining its REIT status. Management estimates that the annualized dividend payout for 2009 will be approximately $0.18 per share. Any future changes to the Company’s current dividend policy will also need to comply with additional restrictions on the payment of cash dividends set forth in the amendment to the credit agreement.

Portfolio Update

As of December 31, 2008, the Company’s total assets were approximately $211.2 million, including approximately $154.3 million of net investment in hotel properties, approximately $33.1 million in property under development plus approximately $10.3 million for the Company’s joint venture investment in the Crowne Plaza Hollywood Beach Resort. The Company also reported the following portfolio developments:

➢	At the Crowne Plaza Tampa Westshore, the 18-month deep turn renovation is near completion, with opening occurring in March 2009. The reconfigured 225-room hotel will feature a new 10,000 square foot ballroom and pre-function structure, 6,500 square foot semi-free standing restaurant tenant space, an outdoor pool and approximately 250 surface parking spaces. As of December 31, 2008, the Company incurred costs totaling approximately $33.1 million toward this renovation.

➢	At the Hilton Savannah DeSoto, an $11.0 million renovation and product improvement plan was completed in February 2009. As of December 31, 2008, the Company incurred costs totaling approximately $9.8 million toward this renovation.

➢

At the Company’s newest property in Hampton, Virginia, an upbranding to the Crowne Plaza flag was completed in October 2008. A $4.5 million renovation of the Crowne Plaza Hampton Marina also has just been completed. As of December

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31, 2008, the Company incurred costs totaling approximately $4.3 million toward this renovation.

Subsequent Events

On February 9, 2009, the indirect subsidiary of the Company, which is a member of the joint venture entity which owns the Hollywood asset, for the purpose of improving the Company’s liquidity, borrowed $4.75 million from the Carlyle entity that is the other member of such joint venture entity. The interest rate and maturity date of the loan are tied to a note that is secured by a mortgage on the Company’s Hollywood property. In 2008, the joint venture that owns the Hollywood property purchased a portion of the mortgage loan originally placed on the property from the initial lender. The amount of the loan from Carlyle is equal to the amount the Company contributed to the joint venture to enable the joint venture to purchase its interest in the mortgage loan. The Company expects that the mortgage will be refinanced and the proceeds of such refinancing will allow it to repay the Carlyle loan.

On February 19, 2009, the Company entered into a third amendment to its May 8, 2006 credit agreement with Branch Banking & Trust Company (“BB&T”), as administrative agent and lender, to address certain financial covenants including the Company’s total leverage ratio. Upon re-examination of the Company’s compliance with its financial covenants under the credit agreement for the third quarter 2008, BB&T assessed whether, based on the valuation metrics utilized to calculate the total leverage ratio for the Company, the value of one of the Company’s hotel properties, which was under extensive renovation during 2008, had decreased, and therefore questioned whether the Company maintained technical compliance under the credit agreement’s total leverage test. As the existing financial covenants did not appropriately reflect the effect on valuation that a major renovation at the Company’s existing portfolio properties could have, the Company, BB&T, the lenders and the other parties to the credit agreement have entered into an amendment to the credit agreement. The amendment establishes new methodologies for valuation of the Company’s existing hotel properties under renovation and corrects previous oversights in the original credit agreement. As a result, in addition to waiving potential technical financial covenant defaults for 2008, the amendment establishes a new valuation category and methodology for those Company assets under renovation.

Among other things, the amendment also increases the Company’s interest rate spread for its variable LIBOR based interest rate by 1.125% establishing a new spread range from 2.75% to 3.25% based on the Company’s total leverage ratio, adds a new one hundred basis point spread to the prime rate charged by the lenders, eases the Company’s total leverage ratio test by increasing the Company’s total maximum permitted leverage from 55% to 62.5% of the total value of the Company’s assets, and establishes new limitations on cash distributions that the Company may pay to shareholders to a level necessary to maintain the Company’s REIT qualification until such time as the Company meets certain liquidity and other tests, requires the Company to add the Company’s hotel property in Laurel, Maryland to the credit agreement’s borrowing base and provides for fixed valuations of certain of the Company’s hotel properties through April, 2010.

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Outlook

The Company has decided to suspend guidance for the near term due to ongoing unpredictable macro-economic conditions and their potential impact on the Company’s markets and customer base. Management remains confident in the underlying strength of its business and, with a substantially repositioned portfolio in place, expects to compete effectively over the longer term.

Earnings Call/Webcast

The Company will conduct its fourth quarter and year 2008 conference call for investors and other interested parties at 10:00 a.m. Eastern Time (ET) on Wednesday, February 25, 2009. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 800-860-2442. To participate on the webcast, log on to www.mhihospitality.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the live call on February 25, 2009 through March 12, 2009 at 9 a.m. ET. To access the rebroadcast, dial 877-344-7529, enter passcode number 426819#. A replay of the call will also be available on the Internet at www.mhihospitality.com until May 28, 2009.

About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-advised lodging REIT focused on the acquisition, redevelopment and management of mid-scale, upscale and upper-upscale full-service hotels in the Mid-Atlantic, Midwest and Southeastern United States. Currently, the Company’s portfolio consists of nine properties comprising 2,113 rooms, all of which operate under the Hilton, InterContinental Hotels Group and Starwood Hotels and Resorts brands. In addition, the Company has a 25 percent interest in the Crowne Plaza Hollywood Beach Resort and a leasehold interest in the common area of Shell Island Resort, a resort condominium property. MHI Hospitality Corporation was organized in 2004 and is listed on the Russell Microcap™ Index. The Company is headquartered in Williamsburg, Virginia. For more information please visit www.mhihospitality.com.

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions, including the current economic downturn, that will affect occupancy rates at the Company’s hotels and the

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demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs; the availability and terms of financing and capital and the general volatility of the securities markets, specifically, the current credit crisis; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements; management and performance of the Company’s hotels; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; and legislative/regulatory changes, including changes to laws governing taxation of real estate investment trusts. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

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MHI HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31, 2008 (unaudited)	December 31, 2007

ASSETS
Investment in hotel properties, net	$154,295,611	$109,430,559
Property under development	33,101,773	31,237,237
Investment in joint venture	10,253,732	5,583,072
Cash and cash equivalents	1,719,147	3,988,700
Restricted cash	2,573,444	1,750,029
Accounts receivable	1,352,203	1,666,417
Accounts receivable-affiliate	53,795	11,814
Prepaid expenses, inventory and other assets	4,603,118	2,550,112
Notes receivable	100,000	400,000
Shell Island lease purchase, net	1,852,941	2,264,705
Deferred financing costs, net	1,312,670	1,076,345

TOTAL ASSETS	$211,218,434	$159,958,990

LIABILITIES
Line of credit	$73,187,858	$34,387,858
Mortgage loans	72,256,168	55,000,000
Accounts payable and accrued expenses	11,451,976	8,478,441
Dividends and distributions payable	—	1,807,883
Advance deposits	546,236	408,912

TOTAL LIABILITIES	157,442,238	100,083,094

Minority interest in Operating Partnership	17,461,147	19,689,453

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock , par value $0.01, 1,000,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock , par value $0.01, 49,000,000 shares authorized, 6,939,613 shares and 6,897,000 shares issued and outstanding at December 31, 2008 and December 31, 2007	69,396	68,970
Additional paid in capital	48,586,775	48,321,505
Distributions in excess of retained earnings	(12,341,122)	(8,204,032)

TOTAL STOCKHOLDERS’ EQUITY	36,315,049	40,186,443

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$211,218,434	$159,958,990

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MHI HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended December 31, 2008 (unaudited)	Three months ended December 31, 2007 (unaudited)	Year ended December 31, 2008 (unaudited)	Year ended December 31, 2007

REVENUE
Rooms department	$11,408,458	$10,624,976	$48,088,703	$46,544,928
Food and beverage department	5,097,779	5,238,137	18,417,430	19,549,325
Other operating departments	1,102,196	931,388	4,256,599	3,720,126

Total revenue	17,608,433	16,794,501	70,762,732	69,814,379

EXPENSES
Hotel operating expenses
Rooms department	3,369,153	2,909,082	13,588,565	12,265,770
Food and beverage department	3,463,367	3,549,007	13,426,296	13,661,511
Other operating departments	187,250	193,493	837,751	865,256
Indirect	7,120,528	5,886,108	28,016,410	25,084,554

Total hotel operating expenses	14,140,298	12,537,690	55,869,022	51,877,091

Depreciation and amortization	1,568,541	1,372,472	6,346,222	5,050,234
Corporate general and administrative	622,151	774,470	2,940,979	3,137,348

Total operating expenses	16,330,990	14,684,632	65,156,223	60,064,673

NET OPERATING INCOME	1,277,443	2,109,869	5,606,509	9,749,706

Other income (expense)
Interest expense	(2,001,229)	(1,094,488)	(6,811,460)	(4,211,785)
Interest income	15,406	33,310	72,547	132,714
Impairment of note receivable	—	—	(300,000)	—
Equity income (loss) in joint venture	(213,125)	(399,044)	48,496	(1,023,083)
Unrealized (loss) on hedging activities	(778,010)	(715,679)	(691,268)	(771,792)
Loss on sale of assets	(205,571)	(230,260)	(320,533)	(239,664)

Net income (loss) before minority interest in operating partnership and income taxes	(1,905,086)	(296,292)	(2,395,709)	3,636,096

Minority interest in operating partnership	504,060	6,300	322,127	(1,362,967)
Income tax benefit (provision)	465,500	296,581	1,475,695	187,888

Net income (loss)	$(935,526)	$6,589	$(597,887)	$2,461,017

Net income (loss) per share
Basic	$(0.13)	$0.00	$(0.09)	$0.36
Diluted	$(0.13)	$0.00	$(0.09)	$0.36
Weighted average number of shares outstanding
Basic	6,939,613	6,897,000	6,937,234	6,843,736
Diluted	6,975,613	6,957,000	6,973,731	6,903,736

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MHI HOSPITALITY CORPORATION

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS (FFO)

(unaudited)

	Three months ended December 31, 2008	Three months ended December 31, 2007	Year ended December 31, 2008	Year ended December 31, 2007
Net income (loss)	$(935,526)	$6,589	$(597,887)	$2,461,017
Add minority interest	(504,060)	(6,300)	(322,127)	1,362,967
Add depreciation and amortization	1,568,541	1,372,472	6,346,222	5,050,234
Add equity in depreciation of joint venture	136,415	121,551	545,659	135,445
Add loss (subtract gain) on sale of assets	205,571	230,260	320,533	239,664

FFO	$470,941	$1,724,572	$6,292,400	$9,249,327

Weighted average shares outstanding	6,939,613	6,897,000	6,937,234	6,843,736
Weighted average units outstanding	3,737,607	3,737,607	3,737,607	3,790,210

Weighted average shares and units	10,677,220	10,634,607	10,674,841	10,633,946

FFO per share and unit	$0.04	$0.16	$0.59	$0.87

Industry analysts and investors use Funds from Operations, FFO, as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, NAREIT. FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any minority interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required GAAP presentations, has improved the understanding of the operating results of REITs among the investing public and made comparisons of REIT operating results more meaningful. Management considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.